Exhibit 4.2

EXECUTION VERSION

EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

Dated: October 24, 2008

among

AVAYA INC.

and

THE GUARANTORS NAMED HEREIN

and

MORGAN STANLEY SENIOR FUNDING, INC.,

as Administrative Agent

EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

THIS EXCHANGE AND REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made and entered into as of October 24, 2008, among Avaya Inc., a Delaware corporation (the “Company”), the Guarantors named on the signature pages hereto (collectively, the “Guarantors”) and Morgan Stanley Senior Funding, Inc., as Administrative Agent (the “Administrative Agent”).

This Agreement is made pursuant to the Senior Unsecured Bridge Agreement dated October 26, 2007, among the Company, the Lenders referred to therein (the “Lenders”) and the Administrative Agent, as amended by the First Amendment to the Senior Unsecured Bridge Agreement dated as of August 8, 2008 (as amended, the “Bridge Agreement”), which provides for the extension of credit by the Lenders to the Company in the form of (i) Senior Cash-Pay Bridge Loans in an initial aggregate principal amount of $700,000,000 and (ii) Senior PIK Toggle Bridge Loans in an initial aggregate principal amount of $750,000,000. In order to induce the Lenders to enter into the Bridge Agreement, the Company and the Guarantors have agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is required by Section 6.16 of Part A of Article 6 of the Bridge Agreement. In consideration of the foregoing, the parties hereto agree as follows:

1.	Definitions.

Capitalized terms used herein without definition have the meanings ascribed to them in the Bridge Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“1933 Act” shall mean the Securities Act of 1933, as amended from time to time.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Additional Interest” shall have the meaning set forth in Section 2(d) hereof.

“Bridge Agreement” shall have the meaning set forth in the preamble.

“Board of Directors” means, with respect to any Person, the Board of Directors of such Person, any duly authorized committee of such Board of Directors or any Person to which the Board of Directors has properly delegated authority with respect to any particular matter. Unless otherwise indicated, the “Board of Directors” refers to the Board of Directors of the Company.

“Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.

“Effectiveness Date” shall have the meaning set forth in Section 2(a) hereof.

“Exchange Dates” shall have the meaning set forth in Section 2(b) hereof.

“Exchange Note” shall have the meaning set forth in the Bridge Agreement.

“Exchange Note Indenture” shall mean the indenture relating to the Exchange Notes dated as of October 24, 2008, among the Company, the Guarantors and the Trustee, as the same may be amended from time to time in accordance with the terms thereof.

“Exchange Offer” shall mean the exchange offer by the Company of Substitute Notes for Registrable Securities pursuant to Section 2(b) hereof.

“Exchange Offer Registration” shall mean a registration under the 1933 Act effected pursuant to Section 2(b) hereof.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Guarantors” shall have the meaning set forth in the preamble and shall also include any Guarantor’s successor.

“Holder” shall mean the Lenders, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Exchange Note Indenture; provided that for purposes of Sections 4 and 5 of this Agreement, the term “Holder” shall include Participating Broker-Dealers (as defined in Section 4(a)).

“indemnified party” shall have the meaning set forth in Section 5(c) hereof.

“indemnifying party” shall have the meaning set forth in Section 5(c) hereof.

“Issue Date” shall have the meaning set forth in Section 2(a) hereof.

“Lenders” shall have the meaning set forth in the preamble.

“Loans” shall mean the Senior Bridge Loans, as defined in the Bridge Agreement.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or any of its affiliates (as such term is defined in Rule 405 under the 1933 Act) (other than the Lenders or subsequent Holders of Registrable Securities if such subsequent holders are deemed to be such affiliates solely by reason of their holding of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

“Participating Broker-Dealer” shall have the meaning set forth in Section 4(a) hereof.

“Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including all material incorporated by reference therein.

“Registration Default” shall have the meaning set forth in Section 2(d) hereof.

“Registrable Securities” shall mean the Exchange Notes; provided, however, that an Exchange Note shall cease to be a Registrable Security (i) when a Registration Statement with respect to such Exchange Note shall have been declared effective under the 1933 Act and such Exchange Note shall have been disposed of or exchanged pursuant to such Registration Statement, (ii) when such Exchange Note has been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the 1933 Act or has been distributed to the public by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement, (iii) when such Exchange Note is exchanged for a Substitute Note, (iv) when such Exchange Note shall otherwise have ceased to be outstanding for purposes of the Exchange Note Indenture, or (v) the date when such Exchange Note may be resold pursuant to Rule 144 under the 1933 Act without any limitations under clauses (c), (e), (f) and (h) of Rule 144 (or any amended or successor rule thereto under the 1933 Act).

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company and the Guarantors with this Agreement, including without limitation: (i) all SEC, stock exchange or NASD registration and filing fees, (ii) all fees and expenses incurred by the Company in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of one law firm acting as counsel for any underwriters or Holders, which shall be Davis Polk & Wardwell, or such other counsel as is reasonably acceptable to the Company in connection with blue sky qualification of any of the Substitute Notes or Registrable Securities), (iii) all expenses of any Persons incurred by the Company in preparing or assisting in printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements incurred by the Company relating to the qualification of the Exchange Note Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Company and the Guarantors, and in the case of a Shelf Registration Statement, the reasonable fees and disbursements of one counsel for the Holders (which counsel shall be Davis Polk & Wardwell or such other counsel as is selected by the Majority Holders and is reasonably acceptable to the Company, and which counsel may also be counsel for the Lenders) and (viii) the fees and disbursements of the independent public accountants of the Company and the Guarantors, including the expenses of any special audits or “comfort” letters required by this Agreement or incident to the performance of this Agreement, but excluding fees and expenses of counsel to the underwriters (other than fees and expenses set forth in clause (ii) and (vii) above) or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

“Registration Statement” shall mean any registration statement of the Company and the Guarantors that covers any of the Substitute Notes or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“SEC” shall mean the Securities and Exchange Commission.

“Shelf Registration” shall mean a registration effected pursuant to Section 2(a) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company and the Guarantors pursuant to the provisions of Section 2(a) of this Agreement which covers all or a portion of the Registrable Securities on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Shelf Suspension Period” shall have the meaning set forth in Section 3 hereof.

“Substitute Notes” shall mean notes issued by the Company and guarantees of the Guarantors under the Exchange Note Indenture containing terms identical to the Exchange Notes, as applicable (except that (i) interest thereon shall accrue from the last date on which interest was paid on such Exchange Notes or, if no such interest has been paid, from the date of issuance of such Exchange Notes, (ii) the Substitute Notes will not contain restrictions on transfer and (iii) the Substitute Notes will not be entitled to Additional Interest), and to be offered to Holders of such Exchange Notes pursuant to the Exchange Offer.

“Trustee” shall mean the trustee with respect to the Exchange Notes under the Exchange Note Indenture.

“Underwriter” shall have the meaning set forth in Section 3 hereof.

“Underwritten Registration” or “Underwritten Offering” shall mean a registration in which Registrable Securities are sold to an Underwriter for reoffering to the public.

2.	Registration Under the 1933 Act.

(a) The Company and the Guarantors shall use commercially reasonable efforts to file a Shelf Registration Statement under the 1933 Act within 270 days following the first issuance of Exchange Notes (the “Issue Date”) providing for the sale by the Holders who have provided the information required by Section 3(p) of all of the Registrable Securities held by such Holders. The Company and the Guarantors agree to use their commercially reasonable efforts to cause such Shelf Registration Statement to become effective as promptly as possible after the filing thereof, but in no event later than 365 days after the Issue Date (the “Effectiveness Date”), and thereafter to keep it continuously effective for the period that will terminate upon the earliest of (A) the time when the Registrable Securities covered by the Shelf Registration Statement can be sold pursuant to Rule 144 under the 1933 Act without any limitations under clauses (c), (e), (f) and (h) of Rule 144, (B) one year from the Issue Date, (C) the date on which all Registrable Securities registered thereunder are disposed of in accordance therewith and (D) the date on which no Registrable Securities or Loans are outstanding.

The Company and the Guarantors further agree to supplement or amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company and the Guarantors for such Shelf Registration Statement or by the 1933 Act or by any other rules and regulations thereunder for shelf registrations or if reasonably and timely requested by a Holder with respect to information relating to such Holder, and to use commercially reasonable efforts to cause any such amendment to become effective and such Shelf Registration Statement to become usable as soon as thereafter practicable, provided that the Company and the Guarantors shall not be required to amend the Shelf Registration Statement to add additional Holders more than once per fiscal quarter. The Company and the Guarantors agree to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after filing such supplement or amendment with the SEC, provided, that the Company and the Guarantors shall not be required to provide such Holder with copies of Forms 10-K, 10-Q, 8-K and other reports filed with the SEC.

(b) In lieu of a Shelf Registration, and to the extent not prohibited by any applicable law or applicable interpretation of the Staff of the SEC (the “Staff”), the Company and the Guarantors, at their option, may cause to be filed an Exchange Offer Registration Statement after the Issue Date, covering the offer by the Company and the Guarantors to the Holders to exchange all of the Registrable Securities eligible for inclusion therein for Substitute Securities and to have such Exchange Offer Registration Statement remain effective until the closing of the Exchange Offer. The Company and the Guarantors shall use commercially reasonable efforts to cause such Exchange Offer Registration Statement to be declared effective under the 1933 Act. The Company and the Guarantors shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement has been declared effective by the SEC and shall use commercially reasonable efforts to complete the Exchange Offer by the Effectiveness Date. The Company and the Guarantors shall commence the Exchange Offer by mailing the related exchange offer Prospectus and accompanying documents to each Holder, through the common depositary for the Exchange Notes or otherwise, stating in such Prospectus or accompanying documents in addition to such other disclosures as are required by applicable law:

(i) that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered and not withdrawn will be accepted for exchange;

(ii) the dates of acceptance for exchange (which shall be a period of at least 20 business days from the date such notice is mailed) (the “Exchange Dates”);

(iii) that any Registrable Security not tendered will remain outstanding and continue to accrue interest (but not Additional Interest), but will not retain any rights under this Registration Rights Agreement;

(iv) that Holders electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to surrender such Registrable Security, together with the enclosed letter of transmittal, to the institution and at the address specified in the notice prior to the close of business on the last Exchange Date; and

(v) that Holders will be entitled to withdraw their election, not later than the close of business on the last Exchange Date, by sending to the institution and at the address specified in the notice a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing his election to have such Exchange Notes exchanged.

As soon as reasonably practicable after the last Exchange Date, the Company shall:

(i) accept for exchange Registrable Securities or portions thereof tendered and not validly withdrawn pursuant to the Exchange Offer; and

(ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate, an Substitute Note equal in principal amount to the principal amount of the Registrable Securities surrendered by such Holder.

The Company and the Guarantors shall use commercially reasonable efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the 1933 Act, the 1934 Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the Staff of the SEC. Upon the Lenders’ request, the Company and the Guarantors shall inform the Lenders of the names and addresses of the Holders to whom the Exchange Offer is made, and the Lenders shall have the right, subject to applicable law, to contact such Holders and otherwise facilitate the tender of Registrable Securities in the Exchange Offer.

If the Company and the Guarantors effect the Exchange Offer, the Company and the Guarantors will, subject to applicable law, be (i) entitled to close the Exchange Offer 20 business days after such commencement (provided that the Company and the Guarantors accept all the Exchange Notes theretofore validly tendered in accordance with the terms of the Exchange Offer) and (ii) required to consummate the Exchange Offer not later than 40 business days after the date on which the Exchange Offer Registration Statement is declared effective.

Each Holder participating in the Exchange Offer shall be required, as a condition to participating in such Exchange Offer, to represent to the Company and the Guarantors that (i) it is acquiring the Substitute Notes to be received by such Holder in the ordinary course of its business, (ii) such Holder is not engaged in, and does not intend to engage in, and has no arrangements or understanding with any person to participate in, a distribution (within the meaning of the 1933 Act) of the Substitute Notes in violation of the 1933 Act, (iii) such Holder is not an “affiliate,” as defined in Rule 405 of the 1933 Act, of the Company or the Guarantors, and (iv) if such Holder is a broker-dealer registered under the 1934 Act, that it will receive Substitute Notes for its own account in exchange for Exchange Notes that were acquired as a result of market-making activities or other trading activities and that it will comply with the applicable provisions of the 1933 Act (including the prospectus delivery requirements in connection with any resale of such Substitute Notes). As a condition to its participation in the Exchange Offer, each Holder using the Exchange Offer to participate in a distribution of the Substitute Notes shall acknowledge and agree that any broker-dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under SEC policy as in effect on the date of this Agreement rely on the position of the SEC enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters, and (2) must comply with the registration and prospectus delivery or availability, if applicable, requirements of the 1933 Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Substitute Notes obtained by such Holder in exchange for Registrable Securities acquired by such Holder directly from the Company.

(c) The Company and the Guarantors shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) and Section 2(b). Each Holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.

(d) A Shelf Registration Statement pursuant to Section 2(a) hereof or an Exchange Offer Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that, if, after it has been declared effective, the offering of Registrable Securities pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.

The Company will pay liquidated damages in additional cash interest (“Additional Interest”) on the Exchange Notes eligible for inclusion in the Exchange Offer Registration Statement or such Shelf Registration Statement, as applicable,

(1) if the Shelf Registration Statement has not been declared effective by the SEC on or prior to the Effectiveness Date;

(2) if the Company elects to consummate an Exchange Offer pursuant to Section 2(b) hereof and the Exchange Offer Registration Statement has not been declared effective by the SEC and the Exchange Offer has not been consummated by the Effectiveness Date; or

(3) if a Shelf Registration Statement filed pursuant to Section 2(a) hereof and declared effective by the SEC ceases to be effective at any time prior to the earliest of (A) the time when the Registrable Securities covered by the Shelf Registration Statement can be sold pursuant to Rule 144 under the 1933 Act without any limitations under clauses (c), (e), (f) and (h) of Rule 144, (B) one year from the Issue Date, (C) the date on which all Registrable Securities registered thereunder are disposed of in accordance therewith, and (D) the date when no Registrable Securities or Loans are outstanding (each such event referred to in the preceding clauses (1), (2) and (3), a “Registration Default”);

from, and including, the date on which any such Registration Default shall occur to, but excluding, the date on which all Registration Defaults have been cured.

The rate of the Additional Interest will be $0.05 per week per $1,000 principal amount of such Exchange Note for the first 90-day period immediately following the occurrence of a Registration Default, and such rate will increase by an additional $0.05 per week per $1,000 principal amount with respect to each subsequent 90-day period until all applicable Registration Defaults have been cured, up to a maximum Additional Interest rate of $0.10 per week per $1,000 principal amount. The Company and the Guarantors will pay such Additional Interest on regular interest payment dates. Such Additional Interest will be in addition to any other interest payable from time to time with respect to the Exchange Notes. Once the Shelf Registration Statement is declared effective (in the case of clause (1) above), the Exchange Offer is consummated (in the case of clause (2) above), or upon the effectiveness of a Shelf Registration Statement that had ceased to remain effective (in the case of clause (3) above), the Company and the Guarantors shall no longer be required to pay such Additional Interest. The Company and the Guarantors shall in no event be required to pay Additional Interest for more than one Registration Default at a time. Notwithstanding any other provision of this Section 2(d), the Company and the Guarantors shall not be obligated to pay any Additional Interest in respect of (and no Additional Interest shall accrue during) any suspension period permitted by Section 3(p).

(e) Without limiting the remedies available to the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under Section 2(a) and Section 2(b) hereof.

3.	Registration Procedures.

In connection with the obligations of the Company and the Guarantors with respect to the Registration Statements pursuant to Section 2(a) and Section 2(b) hereof, the Company and the Guarantors shall:

(a) prepare and file with the SEC a Registration Statement on the appropriate form under the 1933 Act, which form (x) shall be selected by the Company and the Guarantors and (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use commercially reasonable efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

(b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the 1933 Act; to keep each Prospectus current during the period described under Section 4(3) and Rule 174 under the 1933 Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Substitute Notes but in no event later than the date that is 90 days after the date that notice of the Exchange Offer is first mailed to Holders;

(c) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, to counsel for the Lenders, to the one counsel for the Holders designated pursuant to this Agreement and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus as reasonably requested, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably request other than exhibits to documents incorporated by reference or exhibits thereto or documents available on the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”), in order to facilitate the public sale or other disposition of the Registrable Securities; and, subject to Section 3(i) and 3(p), the Company consents to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

(d) use commercially reasonable efforts to register or qualify the Registrable Securities under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing a reasonable time prior to the time the applicable Registration Statement is declared effective by the SEC, to cooperate with such Holders in connection with any filings required to be made with the Financial Industry Regulatory Authority and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that each of the Company and the Guarantors shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not so subject;

(e) in the case of a Shelf Registration, notify each Holder of Registrable Securities who has provided contact information to the Company, the one counsel for the Holders designated pursuant to this Agreement and counsel for the Lenders promptly and, if requested by any such Holder or counsel, confirm such advice in writing (i) when a Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading and (vi) of any determination by the Company and the Guarantors that a post-effective amendment to a Registration Statement would be appropriate;

(f) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement and provide prompt notice to each Holder of the withdrawal of any such order;

(g) in the case of a Shelf Registration, if requested, furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

(h) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold in a form eligible for deposit with the Depository Trust Company and not bearing any restrictive legends and enable such Registrable Securities to be in such denominations (consistent with the provisions of the Exchange Note Indenture) and registered in such names as the selling Holders may reasonably request at least one business day prior to the closing of any sale of Registrable Securities;

(i) in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(e)(v) hereof, use commercially reasonable efforts to prepare and file with the SEC a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company and the Guarantors agree to notify the Holders to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and the Holders hereby agree to suspend use of the Prospectus until the Company and the Guarantors have amended or supplemented the Prospectus to correct such misstatement or omission;

(j) a reasonable time, but in any event at least three business days or such shorter time if the Company reasonably determines in good faith that a filing is required to comply with applicable law, prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus (other than filings to be made pursuant to the 1934 Act), after initial filing of a Registration Statement, provide copies of such document to the Lenders and their counsel (and, in the case of a Shelf Registration Statement, counsel to the Holders) and make such of the representatives of the Company and the Guarantors as shall be reasonably requested by the Lenders or their counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) available for discussion of such document, and shall not at any time file or make any amendment to the Registration Statement, any Prospectus or any amendment of or supplement to a Registration Statement or a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Lenders and their counsel (and, in the case of a Shelf Registration Statement, counsel to the Holders) shall not have previously been advised and furnished a copy and the Company shall give reasonable consideration to any comments received from the Lenders or their counsel (or, in the case of a Shelf Registration Statement, counsel to the Holders) prior to filing such Registration Statement, Prospectus, amendment, supplement or other document;

(k) obtain a CUSIP number for all Substitute Notes or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement;

(l) cause the Exchange Note Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), in connection with the registration of the Substitute Notes or Registrable Securities, as the case may be, cooperate with the Trustee and the Holders to effect such changes to the Exchange Note Indenture as may be required for the Exchange Note Indenture to be so qualified in accordance with the terms of the TIA and execute, and use commercially reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Exchange Note Indenture to be so qualified in a timely manner;

(m) in the case of a Shelf Registration, make available for inspection by one representative of the Holders, any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and one attorney and one accountant designated by such Holders in accordance with this Agreement, at reasonable times and in a reasonable manner, all financial and other records, pertinent documents and properties of the Company and the Guarantors, and cause the respective officers, directors and employees of the Company and the Guarantors to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with a Shelf Registration Statement; provided that (1) the foregoing inspection and information gathering shall be coordinated on behalf of the selling Holders, underwriters and representatives thereof by one counsel for the Holders and one counsel for the underwriters, who shall be such counsel as may be chosen by the Holders of a majority in principal amount of the Exchange Notes or by the underwriters, as the case may be, and (2) if any such information is identified by the Company or any Guarantor as being confidential or proprietary, each person receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information, including, with respect to Holders and their representatives, entering into customary confidentiality agreements;

(n) use commercially reasonable efforts to cause the Substitute Notes or Registrable Securities, as the case may be, to be rated by two nationally recognized statistical rating organizations (as such term is defined in Rule 436(g)(2) under the 1933 Act);

(o) in the case of a Shelf Registration, enter into such customary agreements and take all such other reasonable actions in connection therewith (including those reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, if requested by the Holders of a majority in principal amount of the Exchange Notes covered by a Shelf Registration Statement, not more than one Underwritten Offering and in such connection, (i) to the extent possible, make such representations and warranties to the Underwriters of such Registrable Securities with respect to the business of the Company and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, (ii) obtain opinions of counsel to the Company and the Guarantors (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to such Underwriters and their counsel) addressed to each Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (iii) obtain “comfort” letters from the independent certified public accountants of the Company and the Guarantors (and, if necessary, any other certified public accountant of any subsidiary of the Company or the Guarantors, or of any business acquired by the Company or the Guarantors for which financial statements and financial data are included in the Registration Statement) addressed to each Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings, and (iv) deliver such documents and certificates as may be reasonably requested by the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company made pursuant to the underwriting agreement and to evidence compliance with any customary conditions contained in an underwriting agreement; and

(p) use commercially reasonable efforts to obtain such information as is reasonably requested in connection with any required filings to be made with the Financial Industry Regulatory Authority relating to a registration under this Agreement.

In the case of a Shelf Registration Statement, the Company and the Guarantors shall require each Holder of Registrable Securities to furnish to the Company and the Guarantors such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Company and the Guarantors may from time to time reasonably request in writing. In addition, each selling Holder agrees to promptly furnish additional information required under Item 507 or 508 of Regulation S-K, as applicable. So long as any Holder fails to furnish such information in a reasonably timely manner after receiving the request, the Company and the Guarantors shall (i) have no obligation under this Agreement to provide for the disposition of such Holder’s Registrable Securities in the Shelf Registration Statement in respect to which such information was requested, (ii) not be required to provide for the disposition of such Holder’s Registrable Securities in any post-effective amendment to such Shelf Registration Statement or any future Shelf Registration Statement that is not otherwise required to be filed and (iii) not be required to pay any Additional Interest as provided in Section 2(d) hereof. Each Holder including Registrable Securities in a Shelf Registration Statement shall agree to furnish promptly to the Company all information regarding such Holder and the proposed distribution by the Holder of such Registrable Securities required under Regulation S-K.

Each Holder agrees that, upon receipt of any notice from the Company and the Guarantors of the happening of any event or the existence of any fact of the kind described in Section 3(e)(v) hereof or the existence of a Shelf Suspension Period (as defined below), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof or until it is advised in writing by the Company that the use of the Prospectus may be resumed and has received any additional or supplemental filings that are incorporated by reference into the Prospectus. If so directed by the Company and the Guarantors, such Holder will deliver to the Company and the Guarantors (at their expense) all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. Any Company election to suspend use of the Exchange Offer Registration Statement pursuant to this paragraph shall not be taken into account in determining whether Additional Interest is due pursuant to Section 2(d)(1) hereof or the amount of such Additional Interest. Notwithstanding anything to the contrary in this Agreement, at any time, the Company may delay the filing of any Shelf Registration Statement or delay or suspend the effectiveness thereof, for a reasonable period of time, but not in excess of 60 consecutive days or more than three (3) times during any calendar year (each, a “Shelf Suspension Period”), if the Board of Directors of the Company determines reasonably and in good faith that the filing of any such Shelf Registration Statement or the continuing effectiveness thereof would require the disclosure of non-public material information that, in the reasonable judgment of the Board of Directors of the Company, would be detrimental to the Company if so disclosed or would otherwise materially adversely affect a financing, acquisition, disposition, merger or other material transaction or such action is required by applicable law.

In the Underwritten Offerings referred to in Section 3 above, the investment bank or investment banks and manager or managers (the “Underwriters”) that will administer the offering will be selected by the Majority Holders of the Registrable Securities included in such offering, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed.

4.	Participation of Broker-Dealers in Exchange Offer.

(a) The Staff of the SEC has taken the position that any broker-dealer registered under the 1934 Act that receives Substitute Notes for its own account in the Exchange Offer in exchange for Exchange Notes that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”), may be deemed to be an “underwriter” within the meaning of the 1933 Act and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Substitute Notes.

The Company understands that it is the Staff’s position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Substitute Notes, without naming the Participating Broker-Dealers or specifying the amount of Substitute Notes owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligation under the 1933 Act in connection with resales of Substitute Notes for their own accounts, so long as the Prospectus otherwise meets the requirements of the 1933 Act.

(b) In light of the above, notwithstanding the other provisions of this Agreement, the Company and the Guarantors agree that the provisions of Section 3 of this Agreement as they relate to a Shelf Registration shall also apply to an Exchange Offer Registration to the extent reasonably requested by the Lenders or by one or more Participating Broker-Dealers, in each case as provided in clause (ii) below (but with such reasonable modifications thereto as determined by the Company), in order to expedite or facilitate the disposition of any Substitute Notes by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above; provided that:

(i) the Company and the Guarantors shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement, as would otherwise be contemplated by Section 3(i), (A) after the Participating Broker-Dealers shall have disposed of the Registrable Securities or (B) for a period exceeding the period specified in Section 3(b) and Participating Broker-Dealers shall not be authorized by the Company to deliver and shall not deliver such Prospectus after such date or such period in connection with the resales contemplated by this Section 4; and

(ii) the application of the Shelf Registration procedures set forth in Section 3 of this Agreement to an Exchange Offer Registration, to the extent not required by the positions of the Staff of the SEC or the 1933 Act and the rules and regulations thereunder, will be in conformity with the reasonable request to the Company and the Guarantors by the Lenders or with the reasonable request in writing to the Company by one or more Participating Broker-Dealers; and provided further that, in connection with such application of the Shelf Registration procedures set forth in Section 3 to an Exchange Offer Registration, the Company and the Guarantors shall be obligated to deal only with one entity representing the Participating Broker-Dealers, which shall be Morgan Stanley & Co. Incorporated or such other representative as is designated by a majority in interest of the Participating Broker-Dealers if Morgan Stanley & Co. Incorporated elects not to act as such representative, and shall not be obligated to pay the fees and expenses of any counsel representing the Participating Broker-Dealers.

5.	Indemnification and Contribution.

(a) The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Holder and each Person, if any, who controls any Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by Holder or any such controlling Person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Substitute Notes or Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company and the Guarantors shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Holder furnished to the Company in writing by or on behalf of any Holder expressly for use therein.

(b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors, and each of their respective directors, officers who sign the Registration Statement and the other selling Holders and each Person, if any, who controls the Company, the Guarantors, or any other selling Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company and the Guarantors to the Holders, but only with reference to information relating to such Holder furnished to the Company in writing by or on behalf of such Holder expressly for use in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto). In no event shall the liability of any Holder hereunder be greater in amount than the dollar amount of the gross proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or paragraph (b) above, such Person (the “indemnified party”) shall promptly notify the Person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. The indemnifying party may take the primary responsibility for supervising any such defense (with counsel reasonably satisfactory to the indemnified party), provided, however, that the indemnified party shall be promptly informed of all material developments with respect to such proceeding by the indemnifying party, the indemnified party shall have the right to ask reasonable questions of such counsel and the indemnifying party and, with respect to any matters that relate directly to such indemnified party in such proceedings, shall be consulted by the indemnifying party. Notwithstanding the foregoing, in any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all of the indemnified parties who are party to such action, and that all such fees and expenses shall be reimbursed as they are incurred. In such case involving the Holders and such Persons who control Holders, such firm shall be designated in writing by the Majority Holders. In all other cases, such firm shall be designated by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) If the indemnification provided for in paragraph (a) or paragraph (b) of this Section 5 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities (other than by reason of the exceptions provided in these paragraphs), then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefit received by the Company and the Guarantors shall be deemed to be equal to the aggregate amount of the Exchange Notes to which such losses, claims, damages or liabilities (or actions in respect thereof) relate. The relative benefit received by any Holder shall be deemed to be equal to the aggregate principal amount of Registrable Securities included in a Registration Statement pursuant to this Agreement. The relative fault of the Company, the Guarantors and the Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Guarantors or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders’ respective obligations to contribute pursuant to this Section 5(d) are several in proportion to the respective principal amount of Registrable Securities of such Holder that were registered pursuant to a Registration Statement.

(e) The Company, the Guarantors and each Holder agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which Registrable Securities were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or any Person controlling any Holder, or by or on behalf of the Company, the Guarantors, their respective officers or directors or any Person controlling the Company or the Guarantors, (iii) acceptance of any of the Substitute Notes and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

6.	Miscellaneous.

(a) No Inconsistent Agreements. The Company and the Guarantors have not entered into, and on or after the date of this Agreement will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s or the Guarantors’ other issued and outstanding securities under any agreement in effect on the date hereof.

(b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company and the Guarantors have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided, however, that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer or registered pursuant to a Shelf Registration Statement and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer or registered pursuant to a Shelf Registration Statement may be given by the Holders of a majority of the outstanding principal amount of Registrable Securities being tendered or registered.

(c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company or the Guarantors by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Lenders, the address set forth in the Bridge Agreement and, with respect to any other Holder, the address set forth on the records of the registrar under the Exchange Note Indenture; and (ii) if to the Company and the Guarantors, initially at the Company’s address set forth in the Bridge Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c), with a copy to Ropes & Gray LLP, One International Place, Boston, Massachusetts 02110, Attention Craig E. Marcus (facsimile number (617) 951-7050).

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Exchange Note Indenture.

(d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders of Registrable Securities; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Bridge Agreement or the Exchange Note Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Lenders (in their capacity as Lenders) shall have no liability or obligation to the Company or the Guarantors with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

(e) Purchases and Sales of Securities. The Company and the Guarantors shall not purchase and then resell or otherwise transfer any Exchange Notes in violation of the 1933 Act.

(f) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Lenders, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) Governing Law. This Agreement shall be governed by the laws of the State of New York.

(j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company and the Guarantors with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

AVAYA INC.

By:	/s/ Matthew Booher
Name:	Matthew Booher
Title:	Vice President and Treasurer

GUARANTORS:

AVAYA ASIA PACIFIC INC.

AVAYA CALA INC.

AVAYA EMEA LTD.

AVAYA FEDERAL SOLUTIONS, INC.

AVAYA INTEGRATED CABINET SOLUTIONS INC.

AVAYA MANAGEMENT SERVICES INC.

AVAYA WORLD SERVICES INC.

TECHNOLOGY CORPORATION OF AMERICA, INC.

UBIQUITY SOFTWARE CORPORATION

VPNET TECHNOLOGIES, INC.

AVAYA HOLDINGS LLC

AVAYA HOLDINGS TWO, LLC

OCTEL COMMUNICATIONS LLC

By:	/s/ Matthew Booher
Name:	Matthew Booher
Title:	Vice President and Treasurer

Signature Page to Exchange and Registration Rights Agreement

Accepted as of the date hereof:

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent for the Lenders

By:	/s/ Andrew W. Earls
Name:	Andrew W. Earls
Title:	Vice President

By:	/s/ Stephen B. King
Name:	Stephen B. King
Title:	Vice President

Signature Page to Exchange and Registration Rights Agreement